                                                                    EXHIBIT 4.6





                         Subsidiary Security Agreement

                                    Between

                         -----------------------------

                                      And

                        First National Bank of Commerce,
                              as Collateral Agent















                                                            ___________ __, 1994

                               TABLE OF CONTENTS
                               -----------------

                                                           Page
                                                           ----

1.   Defined Terms..........................................  1

     1.1  Definitions.......................................  1
     1.2  Other Definitional Provisions.....................  4

2.   Grant of Security Interest.............................  4

3.   Representations and Warranties.........................  5

     3.1  Title; No Other Liens.............................  5
     3.2  Perfected First Priority Liens....................  6
     3.3  Inventory and Equipment...........................  6
     3.4  Chief Executive Office............................  6
     3.5  Farm Products.....................................  6

4.   Covenants..............................................  6

     4.1  Delivery of Instruments and Chattel Paper.........  6
     4.2  Marking of Records................................  6
     4.3  Maintenance of Insurance..........................  6
     4.4  Payment of Obligations............................  7
     4.5  Maintenance of Perfected Security Interest;
            Further Documentation...........................  7
     4.7  Further Identification of Collateral..............  8
     4.8  Notices...........................................  8

5.   Provisions Relating to Accounts........................  8

     5.1  Company Remains Liable Under Accounts.............  8
     5.2  Analysis of Accounts..............................  8
     5.3  Collections on Accounts...........................  9
     5.4  Representations and Warranties....................  9
     5.5  Covenants.........................................  9

6.   Provisions Relating to Contracts....................... 10

     6.1  Company Remains Liable under Contracts............ 10
     6.2  Communication With Contracting Parties............ 11
     6.3  Representations and Warranties.................... 11
     6.4  Covenants......................................... 12

                                                            Page
                                                            ----
7.   Provisions Relating to Patents and Trademarks.......... 12

     7.1  Representations and Warranties.................... 12
     7.2  Covenants......................................... 13

8.   Provisions Relating to Vehicles........................ 14

     8.1  Representation and Warranty....................... 14
     8.2  Covenants......................................... 14

9.   Remedies............................................... 15

     9.1  Notice to Account Debtors and Contract Parties.... 15
     9.2  Proceeds to be Turned Over To Collateral Agent.... 15
     9.3  Application of Proceeds........................... 15
     9.4  Code Remedies..................................... 15
     9.5  Deficiency........................................ 16

10.  Applicable Provisions of the Indenture................. 16

11.  Collateral Agent's Appointment as Attorney-in-Fact;
     Collateral Agent's Performance of Company's
     Obligations............................................ 17

     11.1 Powers............................................ 17
     11.2 Performance by Collateral Agent of Company's
          Obligations ...................................... 18
     11.3 Company's Reimbursement Obligation................ 18
     11.4 Ratification; Power Coupled With An Interest...... 18

12.  Duty of Collateral Agent............................... 18

13.  Execution of Financing Statements...................... 19

14.  Authority of Collateral Agent.......................... 19

15.  Indemnity.............................................. 19

     15.1 Indemnity......................................... 19
     15.2 Survival.......................................... 20
     15.3 Reimbursements.................................... 20

16.  Notices................................................ 20

17.  Severability........................................... 20

                                                            Page
                                                            ----
18.  Amendments in Writing; No Waiver; Cumulative Remedies.. 21

     18.1 Amendments in Writing............................. 21
     18.2 No Waiver by Course of Conduct.................... 21
     18.3 Remedies Cumulative............................... 21

19.  Section Headings....................................... 21

20.  Successors and Assigns................................. 21

21.  GOVERNING LAW.......................................... 21

22.  Submission To Jurisdiction; Waivers.................... 21

23.  Special Louisiana Provisions........................... 22

                                                                       Exhibit _
                                                                       DRAFT
                                                                       12/29/93



                     FORM OF SUBSIDIARY SECURITY AGREEMENT


     SECURITY AGREEMENT, dated as of ____________, 1994, made by
        ____________________________________________, a __________ corporation
(the "Company") in favor of FIRST NATIONAL BANK OF COMMERCE, as trustee (in such capacity, the "Trustee") under the Indenture dated as of _________ __, 1994 (as amended, supplemented or otherwise modified from time to time, the "Indenture") between the Trustee and Bayou Steel Corporation (the "Parent") as collateral agent (in such capacity and together with any successors in such capacity, the "Collateral Agent") and for the benefit of Holders of ___% First Mortgage Notes due 2001 (the "Securities") issued by the Parent.


                             W I T N E S S E T H :
                             -------------------


     WHEREAS, the Company is the owner of the Collateral (as hereinafter defined); and

     WHEREAS, it is a condition precedent to the purchase of the Securities from the Parent that the Company shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Holders.

     NOW, THEREFORE, in consideration of the premises and to induce the Trustee to enter into the Indenture and to induce the Holders to purchase the Securities, the Company hereby agrees with the Collateral Agent, for the ratable benefit of the Holders, as follows:

     1.  Defined Terms.
         -------------

     1.1  Definitions.  (a)  Unless otherwise defined herein, terms defined in
          -----------
the Indenture and used herein shall have the meanings given to them in the Indenture and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Chattel Paper, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments and Inventory.

     (b)  The following terms shall have the following meanings:

          "Accounts": all accounts receivable, book debts, notes, drafts, instruments, documents, acceptances and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to the Company whether arising out of goods sold by it or services rendered by it or from any other transaction, whether or not the same includes the sale of goods or performance of services by the Company (including, without limitation, any such obligation which might be characterized as an account, general intangible or chattel paper under the Code) and all of the Company's rights in, to and under all sales orders now owned or hereafter received or acquired by it for goods or services, and all of the Company's rights to any goods represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights), and all moneys due or to become due to the Company under all contracts for the sale of goods and/or the performance of services by it (whether or not yet earned by performance on the part of the Company) or in connection with any other transaction, now in existence or hereafter arising, including, without limitation, the right to receive the proceeds of said sales order and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

          "Agreement" means this Security Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

          "Code" means the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Collateral" has the meaning specified in Section 2 of this Agreement.

          "Contracts": the contracts and agreements listed in Schedule 1 attached hereto, as the same may be amended, modified or otherwise supplemented from time to time, including, without limitation, (a) all rights of the Company to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Company to damages arising out of or for breach or default in respect thereof and (c) all rights of the Company to perform and exercise all remedies thereunder.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

          "Net Insurance Proceeds" has the meaning specified in Section 4.3 of this Agreement.

          "Obligations" means the due and punctual payment and performance by the Company of all its obligations and liabilities, absolute or contingent, liquidated or unliquidated, now existing or hereafter incurred under, arising out of and in connection with the Subsidiary Guarantee.

          "Patent License" means all agreements, whether written or oral, providing for the grant by or to the Company of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 2 hereto.
                                            ----------

          "Patents" means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 2 hereto, and (b) all
                                            ----------
     applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 2
                                                               ----------
     hereto.

          "Proceeds" and "Products" shall have the meaning ascribed to such terms in the Code and shall include in any event (i) whatever is received upon any collection, exchange, sale or other disposition or refinancing of any of the Collateral and any property into which any of the Collateral is converted (whether cash or non-cash proceeds), (ii) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to the Company from time to time with respect to any of the Collateral, (iii) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority) and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

          "Requirement of Law" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Subsidiary Guarantee" means the Guarantee dated as of ____________ between _________________ and the Collateral Agent in favor of the Holders, as the same may be amended, supplemented or otherwise modified from time to time.

          "Trade Secrets" means any proprietary information, process or system now or hereafter created which is within the possession of the Company, including, without limitation, manufacturing processes or methods, all formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards relating to or used in the operating standards relating to or used in the operation of the Company's business, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

          "Trademark License" means any agreement, written or oral, providing for the grant by or to the Company of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 3
                                                               ----------
     hereto.

          "Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in

     Schedule 3 hereto, and (b) all renewals thereof.
     ----------

          "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and, in any event including, without limitation, the vehicles listed on Schedule 4 hereto and all tires and other appurtenances to any of
               ----------
     the foregoing.

        1.2    Other Definitional Provisions.  (a)  The words "hereof," "herein"
               -----------------------------
and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

        (b) All references to the Collateral Agent shall be deemed to include a reference to the Trustee, and the reverse thereof shall similarly apply.

        (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

        2.     Grant of Security Interest.  As collateral security for the
               --------------------------
prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Company hereby grants to the Collateral Agent for the ratable benefit of the Holders a security interest in all of the following property now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

          (a) all Accounts;

          (b)  all Chattel Paper;

          (c)  all Contracts;

          (d)  all Documents;

          (e)  all Equipment;

          (f)  all General Intangibles;

          (g)  all Instruments;

          (h)  all Inventory;

          (i)  all Patents;

          (j)  all Patent Licenses;

          (k)  all Trade Secrets;

          (l)  all Trademarks;

          (m)  all Trademark Licenses;

          (n)  all Vehicles;

          (o)  Fixtures;

          (p)  all books and records pertaining to the Collateral; and

          (q) to the extent not otherwise included, all Proceeds and Products of any and all of the foregoing.

          3.   Representations and Warranties.  The Company hereby represents
               ------------------------------
and warrants that:

        3.1    Title; No Other Liens.  Except for the security interest granted
               ---------------------
to the Collateral Agent for the ratable benefit of the Holders pursuant to this Agreement and the other Liens permitted to exist on the Collateral pursuant to the Indenture, the Company owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Holders, pursuant to this Agreement or as are permitted pursuant to the Indenture.

        3.2    Perfected First Priority Liens.  The security interests granted
               ------------------------------
pursuant to this Agreement (a) constitute perfected security interests in the Collateral in favor of the Collateral Agent, for the ratable benefit of the Holders, (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted to exist pursuant to the Indenture, and
(c) are enforceable as such against (1) all creditors of and purchasers from the Company (except purchasers of Inventory in the ordinary course of business) and
(2) any Person having any interest in the real property where any of the Equipment is located.

          3.3  Inventory and Equipment.  The Inventory and Equipment is kept at
               -----------------------
the locations listed on Schedule 6 hereto.

          3.4  Chief Executive Office.  The Company's chief executive office and
               ----------------------
chief place of business is located at ___________________________.

          3.5  Farm Products.  None of the Collateral constitutes, or is the
               -------------
Proceeds of, Farm Products.

        4.     Covenants.  The Company covenants and agrees with the Collateral
               ---------
Agent that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

        4.1    Delivery of Instruments and Chattel Paper.  If any amount payable
               -----------------------------------------
under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

        4.2    Marking of Records.  The Company will mark its books and records
               ------------------
pertaining to the Collateral to evidence this Agreement and the security interests created hereby.

        4.3    Maintenance of Insurance.  (a)  The Company will maintain, with
               ------------------------
financially sound and reputable companies, insurance policies (1) insuring the Inventory, Equipment, Fixtures and Vehicles against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Collateral Agent and (2) insuring the Company, the Collateral Agent and the Holders against liability for personal injury and property damage relating to such Inventory, Equipment, Fixtures and Vehicles, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Collateral Agent, with losses payable to the Company and the Collateral Agent ("Net Insurance Proceeds").

        (b) All such insurance shall (1) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (2) name the Collateral Agent as the insured party and (3) be reasonably satisfactory in all other respects to the Collateral Agent.

        (c) The Company shall deliver to the Collateral Agent a report of a reputable insurance broker with respect to such insurance during the month of [February] in each calendar year and such supplemental reports with respect thereto as the Collateral Agent may from time to time reasonably request.

        4.4    Payment of Obligations.  The Company will pay and discharge or
               ----------------------
otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Company and such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein.

        4.5    Maintenance of Perfected Security Interest; Further
               ---------------------------------------------------
Documentation.  (a)  The Company shall maintain the security interest created by
- -------------
this Agreement as a first, perfected security interest subject only to Liens permitted to exist pursuant to the Indenture and shall defend such security interest against claims and demands of all Persons whomsoever.

        (b) At any time and from time to time, upon the written request of the Collateral Agent and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

          4.6  Changes in Locations, Name, etc.  The Company will not:
               --------------------------------

          (a) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 6 hereto; or

          (b) change the location of its chief executive office and chief place of business from that specified in subsection 3.4; or

          (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become seriously misleading, unless it shall have given the Collateral Agent at least 30 days' prior written notice of such change.

        4.7    Further Identification of Collateral.  The Company will furnish
               ------------------------------------
to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

        4.8    Notices.  The Company will advise the Collateral Agent promptly,
               -------
in reasonable detail, at their respective addresses set forth in the Indenture of:

          (a) any Lien (other than security interests created hereby or Liens permitted under the Indenture) on, or claim asserted against, any of the Collateral; and

          (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

          5.   Provisions Relating to Accounts.
               -------------------------------

        5.1    Company Remains Liable Under Accounts.  Anything herein to the
               -------------------------------------
contrary notwithstanding, the Company shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Collateral Agent nor any Holder shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any Holder be obligated in any manner to perform any of the obligations of the Company under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

        5.2    Analysis of Accounts.  The Collateral Agent shall have the right
               --------------------
to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Company shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. At any time and from time to time, upon the Collateral

Agent's request and at the expense of the Company, the Company shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. The Collateral Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Accounts.

        5.3    Collections on Accounts.  (a)  The Collateral Agent hereby
               -----------------------
authorizes the Company to collect the Accounts, subject to the Collateral Agent's direction and control, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Company, (1) shall be forthwith (and, in any event, within two Business Days) deposited by the Company in the exact form received, duly indorsed by the Company to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent only as provided in subsection 103, and (2) until so turned over, shall be held by the Company in trust for the Collateral Agent and the Holders, segregated from other funds of the Company.

        (b) Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

        (c) At the Collateral Agent's request, the Company shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

        5.4    Representations and Warranties.  (a)  No amount payable to the
               ------------------------------
Company under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

          (b) The place where the Borrower keeps its records concerning the Accounts is ________________________________________________________.

          (c)  None of the obligors on any Accounts is a governmental authority.

        5.5    Covenants.  (a)  The amount represented by the Company to the
               ---------
Collateral Agent from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder.

        (b) The Company will not amend, modify, terminate or waive any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Account as Collateral.

        (c) The Company will not fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Account (other than any right of termination).

        (d) The Company will not fail to deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to an Account.

        (e) Other than in the ordinary course of business as generally conducted by the Company over a period of time, the Company will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

          (f) The Company will not remove its books and records from the location specified in paragraph 5.4(b).

        (g) In any suit, proceeding or action brought by the Collateral Agent under any Account for any sum owing thereunder, or to enforce any provisions of any Contract, the Company will save, indemnify and keep the Collateral Agent harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor thereunder, arising out of a breach by the Company of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from the Company.

          6.   Provisions Relating to Contracts.
               --------------------------------

        6.1    Company Remains Liable under Contracts.  Anything herein to the
               --------------------------------------
contrary notwithstanding, the Company shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms and provisions of each Contract. Neither the Collateral Agent nor any Holder shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any such Holder of any payment relating to such Contract pursuant hereto, nor shall the Collateral Agent or any Holder be obligated in any manner to perform any of the obligations of the Company under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

        6.2    Communication With Contracting Parties.  The Collateral Agent in
               --------------------------------------
its own name or in the name of others may communicate with parties to the Contracts to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Contracts.

        6.3    Representations and Warranties.  (a)  No consent of any party
               ------------------------------
(other than the Company) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

        (b) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        (c) No consent or authorization of, filing with or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

        (d) Neither the Company nor (to the best of the Company's knowledge) any other party to any Contract is in default or is likely to become in default in the performance or observance of any of the terms thereof.

          (e) The Company has fully performed all its obligations under each Contract.

        (f) The right, title and interest of the Company in, to and under each Contract are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Contract as Collateral, nor have any of the foregoing been asserted or alleged against the Company as to any Contract.

        (g) The Company has delivered to the Collateral Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

        (h) No amount payable to the Company under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

          (i)  None of the parties to any Contracts is a governmental authority.

        6.4    Covenants.  (a)  The Company will perform and comply in all
               ---------
material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral.

        (b) The Company will not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

        (c) The Company will not fail to exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination).

        (d) The Company will not fail to deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Contract.

        (e) In any suit, proceeding or action brought by the Collateral Agent or any Holder under any Contract for any sum owing thereunder, or to enforce any provisions of any Contract, the Company will save, indemnify and keep the Collateral Agent and such Holder harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the obligor thereunder, arising out of a breach by the Company of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Company.

          7.   Provisions Relating to Patents and Trademarks.
               ---------------------------------------------

        7.1    Representations and Warranties.  (a)  Schedule 2 hereto includes
               ------------------------------
all Patents and Patent Licenses owned by the Company in its own name as of the date hereof.

        (b) Schedule 3 hereto includes all Trademarks and Trademark Licenses owned by the Company in its own name as of the date hereof.

        (c) To the best of the Company's knowledge, each Patent and Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned.

        (d) Except as set forth in either Schedule 2 or Schedule 3, none of such Patents and Trademarks is the subject of any licensing or franchise agreement.

        (e) No holding, decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of any Patent or Trademark.

        (f) No action or proceeding is pending (1) seeking to limit, cancel or question the validity of any Patent or Trademark, or (2) which, if adversely determined, would have a material adverse effect on the value of any Patent or Trademark.

        7.2    Covenants.  (a)  The Company (either itself or through licensees)
               ---------
will, except with respect to any Trademark that the Company shall reasonably determine is of negligible economic value to it, (1) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (2) maintain as in the past the quality of products and services offered under such Trademark, (3) employ such Trademark with the appropriate notice of registration, (4) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Holders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (5) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

        (b) The Company will not, except with respect to any Patent that the Company shall reasonably determine is of negligible economic value to it, do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated.

        (c) The Company will notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Company's ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.

        (d) Whenever the Company, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, the Company shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, the Company shall execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in any Patent or Trademark and the goodwill and general intangibles of the Company relating thereto or represented thereby;

        (e) The Company will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

        (f) In the event that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, the Company shall promptly notify the Collateral Agent after it learns thereof and shall, unless the Company shall reasonably determine that such Patent or Trademark is of negligible economic value to the Company which determination the Company shall promptly report to the Collateral Agent, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as the Company shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

          8.   Provisions Relating to Vehicles.
               -------------------------------

          8.1  Representation and Warranty.  Schedule 4 is a complete and
               ---------------------------
correct list of all Vehicles owned by the Company.

        8.2    Covenants.  (a)  The Company will maintain each Vehicle in good
               ---------
operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

        (b) No Vehicle shall be removed from the state which has issued the certificate of title therefor for a period in excess of 30 days.

        (c) With respect to any Vehicles acquired by the Company subsequent to the date hereof, within five days after the date of acquisition thereof, all applications for certificates of title indicating the Collateral Agent's first priority security interest in the Vehicle covered by such certificate, and any financing statement or other necessary documentation, shall be filed in each office in each jurisdiction which the Collateral Agent shall deem advisable to perfect its security interests in the Vehicles, including, but not limited to the Department of Public Safety and Corrections- Office of Motor Vehicles of the State of Louisiana.

          9.  Remedies.
              --------

        9.1    Notice to Account Debtors and Contract Parties.  Upon the request
               ----------------------------------------------
of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, the Company shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Collateral Agent for the ratable benefit of the Holders and that payments in respect thereof shall be made directly to the Collateral Agent.

        9.2    Proceeds to be Turned Over To Collateral Agent.  In addition to
               ----------------------------------------------
the rights of the Collateral Agent and the Holders specified in subsection 5.3 with respect to payments of Accounts, if an Event of Default shall occur and be continuing all Proceeds, including Net Insurance Proceeds, received by the Company consisting of cash, checks and other near-cash items shall be held by the Company in trust for the Collateral Agent and the Holders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Collateral Agent in the exact form received by the Company (duly indorsed by the Company to the Collateral Agent, if required) and held by the Collateral Agent in a Collateral Account maintained under the sole dominion and control of the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by the Company in trust for the Collateral Agent and the Holders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 9.3.

        9.3    Application of Proceeds.  At such intervals as may be agreed upon
               -----------------------
by the Company and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Collateral Agent may elect, and any part of such funds which the Collateral Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Collateral Agent to the Company or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Company to whomsoever may be lawfully entitled to receive the same.

        9.4    Code Remedies.  If an Event of Default shall occur and be
               -------------
continuing, the Collateral Agent, on behalf of the Holders may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Holder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released. The Company further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Company's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Holders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation,
Section 9-504(1)(c) of the Code, need the Collateral Agent account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Collateral Agent or any Holder arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

        9.5    Deficiency.  The Company shall remain liable for any deficiency
               ----------
if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Holder to collect such deficiency.

        10.    Applicable Provisions of the Indenture.  Section 12.3 through
               --------------------------------------
12.10 of the Indenture is hereby incorporated by reference into this Agreement and made a part of the same as if set forth herein. To the extent, if any, that the provisions of this Agreement are inconsistent with the provisions of Section
12.3 through 12.10 of the Indenture, the provisions of the Indenture shall prevail.

        11.  Collateral Agent's Appointment as Attorney-in-Fact; Collateral
             --------------------------------------------------------------
Agent's Performance of Company's Obligations.
- --------------------------------------------

        11.1   Powers.  The Company hereby irrevocably constitutes and appoints
               ------
the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Company hereby gives the Collateral Agent the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

          (a) in the case of any Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Company or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

          (b) in the case of any Patents or Trademarks, to execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in any Patent or Trademark and the goodwill and general intangibles of the Company relating thereto or represented thereby;

          (c) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

          (d)  to execute, in connection with any Asset Sale permitted by
     Section 6.15 of the Indenture or otherwise provided for in Section ? hereof, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (e) upon the occurrence and during the continuance of any Event of Default, (1) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) to defend any suit, action or proceeding brought against the Company with respect to any Collateral; (6) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (7) to assign any Patent or Trademark (along with the goodwill of the business to which any such Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and the Company's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Company might do.

        11.2   Performance by Collateral Agent of Company's Obligations.  If the
               --------------------------------------------------------
Company fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

        11.3   Company's Reimbursement Obligation.  The expenses of the
               ----------------------------------
Collateral Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to __% from the date of payment by the Collateral Agent to the date reimbursed by the Company, shall be payable by the Company to the Collateral Agent on demand.

        11.4   Ratification; Power Coupled With An Interest.  The Company hereby
               --------------------------------------------
ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

        12.    Duty of Collateral Agent.  The Collateral Agent's sole duty with
               ------------------------
respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent nor any of its respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

        13.    Execution of Financing Statements.  Pursuant to Section 9-402 of
               ---------------------------------
the Code, the Company authorizes the Collateral Agent to file financing statements with respect to the Collateral without the signature of the Company in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

        14.    Authority of Collateral Agent.  The Company acknowledges that the
               -----------------------------
rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Holders be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Company, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Company shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

          15.  Indemnity.
               ---------

        15.1   Indemnity.  (a)  The Company agrees to indemnify, pay and hold
               ---------
harmless the Collateral Agent and the officers, directors, employees, agents and affiliates of the Collateral Agent (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the Indenture, the Subsidiary Guarantee or the Securities arising in any action relating to, directly or indirectly, the Collateral or the subject of this Agreement (including without limitation, any misrepresentation by the Company in this Agreement (the "indemnified liabilities"); provided that the Company shall have no obligation to an
               --------
Indemnitee hereunder with respect to indemnified liabilities if it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such indemnified liability arose from the negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

        (b) The Company agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (1) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (2) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral and (3) in connection with any of the transactions contemplated by this Agreement.

        15.2   Survival.  The obligations of the Company contained in this
               --------
Section 15 shall survive the termination of this Agreement and the discharge of the Company's other obligations under this Agreement.

        15.3   Reimbursements.  Any amounts paid by any Indemnitee as to which
               --------------
such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral.

        16.    Notices.  All notices, requests and demands to or upon the
               -------
Collateral Agent or the Company to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (c) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Collateral Agent at its address or transmission number for notices provided in Section 1.5 of the Indenture or to the Company at the address set forth below its signature. The Collateral Agent and the Company may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

        17.    Severability.  Any provision of this Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          18.  Amendments in Writing; No Waiver; Cumulative Remedies.
               -----------------------------------------------------

        18.1   Amendments in Writing.  None of the terms or provisions of this
               ---------------------
Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company and the Collateral Agent in accordance with the provisions of the Indenture.

        18.2   No Waiver by Course of Conduct.  Neither the Collateral Agent or
               ------------------------------
any Holder shall by any act (except by a written instrument pursuant to subsection 18.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or the Holders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or the Holders would otherwise have on any future occasion.

        18.3   Remedies Cumulative.  The rights and remedies herein provided are
               -------------------
cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

        19.    Section Headings.  The section and subsection headings used in
               ----------------
this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        20.    Successors and Assigns.  This Agreement shall be binding upon the
               ----------------------
successors and assigns of the Company and shall inure to the benefit of the Collateral Agent and its successors and assigns.

        21.    GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
               -------------
THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          22.  Submission To Jurisdiction; Waivers.  The Company hereby
               -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Section 1.5 of the Indenture or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

        [23.   Special Louisiana Provisions.  Insofar as the validity or
               ----------------------------
perfection of the security interest hereunder or the remedies hereunder are governed by the laws of the State of Louisiana, the Company agrees as follows:

          (a) For purposes of Louisiana executory process, the Company acknowledges the Obligations secured hereby, whether now existing or to arise hereafter, and confesses judgment thereon if not paid when due. Upon the occurrence of an Event of Default and at any time thereafter so long as the same shall be continuing, and in addition to all other rights and remedies granted the Collateral Agent hereunder, it shall be lawful for and the Company hereby authorizes the Collateral Agent without making a demand or putting the Company in default, a putting in default being expressly waived, to cause all and singular the Collateral to be seized and sold after due process of law, the Company waiving the benefit of any and all laws or parts of laws relative to appraisement of property seized and sold under executory process or other legal process, and consenting that the Collateral be sold without appraisement, either in its entirety or in lots or parcels, as the Collateral Agent may determine, to the highest bidder for cash or on such other terms as the plaintiff in such proceedings may direct. In addition, the Collateral Agent shall have all of the rights and remedies available to it under this Security

     Agreement or under the Louisiana Commercial Laws (Louisiana Revised Statutes, Title 10), then in effect, and under Chapter 9 of the Louisiana Commercial Laws, then in effect (La. R.S. 10:9-101 et seq.).

          (b)  The Company hereby waives:

                  (i) the benefit of appraisement provided for in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure and all other laws conferring the same;

                  (ii) the demand and three (3) days notice of demand as provided in Articles 2639 and 2721 of the Louisiana Code of Civil Procedure;

                  (iii) the notice of seizure provided by Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; and

                  (iv) the three (3) days delay provided for in Articles 2331 and 2722 of the Louisiana Code of Civil Procedure.

          (c) The Company expressly authorizes and agrees that the Collateral Agent shall have the right to appoint a keeper of the Collateral pursuant to the terms and provisions of La. R.S. 9:5136.]


        IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.


                              [NAME OF SUBSIDIARY]


                              By:____________________________
                                 Name:_______________________
                                 Title:______________________

                              Address:_______________________
                              _______________________________
                              _______________________________
                              Telex:_________________________
                              Fax:  _________________________

                                                                      Schedule 1
                                                                      ----------


                                   CONTRACTS

                                                                      Schedule 2
                                                                      ----------



                          PATENTS AND PATENT LICENSES

                                                                      Schedule 3
                                                                      ----------



                       TRADEMARKS AND TRADEMARK LICENSES

                                                                      Schedule 4
                                                                      ----------



                                    VEHICLES

                                                                      Schedule 5
                                                                      ----------



                           FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS


                        Uniform Commercial Code Filings
                        -------------------------------


        [List each office where a financing statement is to be filed]/*/



                          Patent and Trademark Filings
                          ----------------------------


                               [List all filings]





                                 Other Actions
                                 -------------


                      [Describe other actions to be taken]


- -----------------
/*/ Note that perfection of security interests in patents and trademarks generally requires filings under the BELOW in the jurisdictions where filings would be made if the patents and trademarks were general intangibles, as well as filings in the U.S Copyright Office and the U.S. Patent & Trademark Office.

                                                                      Schedule 6
                                                                      ----------


                            INVENTORY AND EQUIPMENT


                 Item                                  Location
                 ----                                  --------